For Immediate Release

Contact: Willing L Biddle, COO or James R. Moore, CFO
Urstadt Biddle Properties Inc.
(203) 863-8200

Urstadt Biddle Properties Inc. Reports
Operating Results For nine months and third Quarter of Fiscal 2006

GREENWICH, CONNECTICUT, September 8, 2006 - Urstadt Biddle Properties Inc. (NYSE:UBA and UBP), a real estate investment trust, today announced its financial results for the three months and nine months ended July 31, 2006.

Diluted funds from operations (“FFO”) for the quarter ended July 31, 2006 amounted to $7,019,000 or $0.25 per Common share and $0.28 per Class A Common share compared to $6,952,000 or $0.25 per Common share and $.27 per Class A Common share in the third quarter of fiscal 2005. Net income applicable to Common and Class A Common stockholders for the quarter was $3,546,000 or $0.13 per diluted Common share and $0.14 per diluted Class A Common share compared to $5,086,000, or $0.19 per diluted Common share and $0.20 per diluted Class A Common share in the corresponding three month period last year. Net income in the three month period ended July 31, 2005 included a gain on sale of property of $1,397,000.

For the first nine months of fiscal 2006, diluted FFO amounted to $21,464,000 or $0.77 per Common share and $0.85 per Class A Common share compared to $22,723,000 or $0.82 per Common share and $0.90 per Class A Common share in fiscal 2005. Net income applicable to Common and Class A Common stockholders for the first nine months of fiscal 2006 was $11,439,000 or $0.41 per diluted Common share and $0.46 per diluted Class A Common share compared to $20,198,000 or $0.74 per diluted Common share and $0.81 per diluted Class A Common share, for the same period last year. Net income in the nine month period ended July 31, 2005 included gains on sales of properties of $7,031,000.

Willing L. Biddle, President and Chief Operating Officer said “We are pleased to report continued rental revenue growth in our core portfolio resulting largely from property acquisitions in 2005 and recently completed lease transactions. Our operating results also reflect the effect of vacancies at certain of our properties earlier this year.” Mr. Biddle continued, “Since the beginning of our fiscal year overall occupancy at our core properties has declined slightly to 96%; however, we are encouraged by recent discussions and/or negotiations that we are currently engaged in with prospective tenants to lease a majority of our vacant space.” Mr. Biddle also noted that recent lease renewals and new leases were at higher rental rates than the expiring rental rates, the financial effect of which will be fully realized in the next fiscal year. Mr. Biddle also added that “Over the years, the Company’s external growth has resulted largely from property acquisitions that have been accretive to the Company’s earnings. The current property acquisitions environment in our target region of Westchester County New York and Fairfield County Connecticut is very competitive. However, we remain disciplined in our acquisition efforts and will continue to seek property acquisitions that are consistent with our expected financial return objectives.”

At their regular quarterly meeting, the Directors of Urstadt Biddle Properties Inc. declared regular quarterly dividends on the Company’s Class A Common Stock (UBA) and Common Stock (UBP). The dividends were declared in the amount of 22.5¢ for each share of Class A Common Stock and 20.25¢ for each share of Common Stock. The dividends were declared at the same rate as the previous quarter and are the 147th consecutive quarterly dividends declared since the Company began operating in 1969.
UBP is a self-administered equity real estate investment trust providing investors with a means of participating in ownership of income-producing properties with investment liquidity. UBP owns thirty-seven (37) properties containing 3.7 million square feet of space.

Non-GAAP Financial Measure
Funds from Operations (“FFO”)

A reconciliation of FFO to net income applicable to Common and Class A Common stockholders (the GAAP measure the Company believes to be the most directly comparable) is in the financial tables accompanying this press release.

The Company believes that FFO is an additional measure of operating performance of an equity REIT. Although FFO is a non-GAAP financial measure, the Company believes it provides useful information to shareholders, potential investors and management because it primarily excludes the assumption that the value of the real estate assets diminish predictably over time and industry analysts have accepted it as a performance measure. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined by NAREIT as net income, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization, and after adjustments for unconsolidated joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company’s calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.

(TABLE FOLLOWS)

Urstadt Biddle Properties inc. (NYSE: UBA and UBP)
Nine months and Three Months Ended July 31, 2006 AND 2005
(UNAUDITED)
(In thousands, except per share data)

	Nine Months Ended		Three Months Ended
	July 31,		July 31,
	2006	2005	2006	2005
Revenues:
Base rents	$41,552	$38,656	$13,841	$13,206
Recoveries from tenants	13,216	12,392	4,112	3,682
Lease termination income	-	184	-	184
Interest and other	1,055	657	236	275
	55,823	51,889	18,189	17,347
Operating Expenses:
Property operating	9,286	8,249	2,680	2,380
Property taxes	7,602	6,763	2,610	2,304
Interest	6,301	6,402	2,057	2,080
Depreciation and amortization	9,949	8,918	3,447	3,081
General and administrative	3,903	3,690	1,415	1,581
Directors’ fees and expenses	195	205	51	78
	37,236	34,227	12,260	11,504

Operating Income	18,587	17,662	5,929	5,843
Minority Interests	(141)	(291)	(47)	(107)
Income from Continuing Operations	18,446	17,371	5,882	5,736
Discontinued Operations:
Income from discontinued operating properties	-	469	-	153
Gains on sales of properties	-	7,031	-	1,397
Income from Discontinued Operations	-	7,500	-	1,550
Net Income	18,446	24,871	5,882	7,286
Preferred Stock Dividends	(7,007)	(4,673)	(2,336)	(2,200)

Net Income Applicable to Common and Class A Common Stockholders	$11,439	$20,198	$3,546	$5,086

Diluted Earnings Per Share:
Per Common Share:
Income from continuing operations	$.41	$.47	$.13	$.13
Income from discontinued operations	$-	$.27	$-	$.06
Net Income Applicable to Common Stockholders	$.41	$.74	$.13	$.19

Per Class A Common Share:
Income from continuing operations	$.46	$.51	$.14	$.14
Income from discontinued operations	$-	$.30	$-	$.06
Net Income Applicable to Class A Common Stockholders	$.46	$.81	$.14	$.20

Urstadt Biddle Properties inc. (NYSE: UBA and UBP)
Nine months and Three Months Ended July 31, 2006 and 2005
(In thousands, except per share data)

	Nine months Ended		Three Months Ended
	July 31,		July 31,
Reconciliation of Net Income Available to Common and Class A
Common Stockholders to Funds From Operations	2006	2005	2006	2005
Net Income Applicable to Common and Class A Common Stockholders	$11,439	$20,198	$3,546	$5,086
Plus: Real property depreciation	7,571	6,747	2,561	2,414
Amortization of tenant improvements and allowances	1,877	1,717	728	515
Amortization of deferred leasing costs	436	456	137	159
Minority interests	141	291	47	107
Depreciation and amortization on discontinued operations	-	345	-	68
Less: Gains on sales of properties	-	(7,031)	-	(1,397)

Funds from Operations (Diluted)	$21,464	$22,723	$7,019	$6,952

Per Share:
Funds from Operations (Diluted):
Common	$0.77	$0.82	$0.25	$0.25
Class A Common	$0.85	$0.90	$0.28	$0.27